Exhibit (a)(1)


                              KEMPER BLUE CHIP FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Blue Chip Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on November 29, 2000:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust as set forth below, effective as of June 11, 2001, 2001, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:

         The name of the Trust shall be changed from "Kemper Blue Chip Fund" to "Scudder Blue Chip Fund."


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.





/s/John W. Ballantine                    /s/Donald R. Jones
--------------------------------         ----------------------------------
John W. Ballantine, Trustee              Donald R. Jones, Trustee



/s/Lewis A. Burnham                      /s/Thomas W. Littauer
--------------------------------         ----------------------------------
Lewis A. Burnham, Trustee                Thomas W. Littauer, Trustee



/s/Linda C. Coughlin                     /s/Shirley D. Peterson
--------------------------------         ----------------------------------
Linda C. Coughlin, Trustee               Shirley D. Peterson, Trustee



/s/Donald L. Dunaway                     /s/William P. Sommers
--------------------------------         ----------------------------------
Donald L. Dunaway, Trustee               William P. Sommers, Trustee



/s/Robert B. Hoffman
--------------------------------
Robert B. Hoffman, Trustee


Dated:  November 29, 2000